Exhibit 99.1

Cabot Corp Reports Second Quarter Fiscal 2022 Results

Strong Diluted EPS of $1.84 and Record Adjusted EPS of $1.69

BOSTON--(BUSINESS WIRE)--May 2, 2022--Cabot Corporation (NYSE: CBT) today announced results for its second quarter of fiscal year 2022.

Key Highlights

  Record segment EBIT results for the fiscal quarter in both Reinforcement Materials and Performance Chemicals driving a 42% increase in Diluted EPS and a 22% increase in Adjusted EPS year-over-year
  Key win in Battery Materials with sales of conductive carbon additive blends to a top five battery producer
  Completed the divestiture of the Purification Solutions business
  Returned $36 million in the quarter to shareholders through dividends and share repurchases
  Achieved the highest EcoVadis rating of platinum for our ESG performance for the second consecutive year
(In millions, except per share amounts)	Three Months Ended		Six Months Ended
	3/31/22	3/31/21	3/31/22	3/31/21

Net sales	$1,092	$842	$2,060	$1,588
Net income (loss) attributable to Cabot Corporation	$107	$75	$18	$135

Net earnings (loss) per share attributable to Cabot Corporation	$1.84	$1.30	$0.30	$2.36
Less: Certain items after tax per share	$0.15	$(0.08)	$(2.70)	$(0.20)
Adjusted EPS	$1.69	$1.38	$3.00	$2.56

“We achieved a record Adjusted EPS during the second quarter, with exceptional execution across our businesses. Reinforcement Materials delivered EBIT of over $100 million driven by price increases in our annual customer agreements, and Performance Chemicals realized the benefit from timely price increases across all regions. We achieved these results while navigating global supply chain disruptions and inflationary pressures,” said Cabot President and Chief Executive Officer, Sean Keohane.

Keohane continued, “We made progress against our strategic initiatives, including the divestiture of our Purification Solutions business. We also continued to build momentum in Battery Materials with strong volume growth and key customer wins. In addition, we returned cash to our shareholders with $21 million of dividends and $15 million of share repurchases in the quarter. Our balance sheet remained strong with approximately $1.2 billion of liquidity and a net debt-to-EBITDA ratio of 1.8 times as of March 31, 2022.”

Financial Detail

For the second quarter of fiscal 2022, net income attributable to Cabot Corporation was $107 million ($1.84 per diluted common share). Net income reflects an after-tax per share benefit from certain items of $0.15. Adjusted EPS for the second quarter of fiscal 2022 was $1.69 per share.

Segment Results

Reinforcement Materials – Second quarter fiscal 2022 EBIT in Reinforcement Materials increased by $12 million compared to the second quarter of fiscal 2021. The increase in EBIT was principally driven by improved unit margins from higher pricing in our calendar year 2022 customer agreements and higher volumes across all regions, partially offset by higher costs associated with utilities and maintenance.

Global and regional volume changes for Reinforcement Materials for the second quarter of fiscal 2022 as compared to the same quarter of the prior year are set forth in the table below:

Second Quarter Year-over-Year Change
Global Reinforcement Materials Volumes	3%
Asia	1%
Europe, Middle East, Africa	2%
Americas	6%

Performance Chemicals – Second quarter fiscal 2022 EBIT in Performance Chemicals increased by $12 million compared to the second quarter of fiscal 2021 primarily due to higher unit margins partially offset by higher fixed costs to support our growth vectors. Higher margins were driven by price increases and product mix in both the specialty carbons and fumed metal oxides product lines. Volumes increased by 1% in the Performance Additives business, including robust growth in products sold to battery materials applications, and decreased 17% in the Formulated Solutions business due to continued outage at our Belgian specialty compounds plant.

Cash Performance – The Company ended the second quarter of fiscal 2022 with a cash balance of $215 million. During the second quarter of fiscal 2022, cash flows from operating activities were a source of $10 million. Capital expenditures for the second quarter of fiscal 2022 were $41 million. Additional uses of cash during the second quarter included $21 million for the payment of dividends and $15 million for share repurchases.

Taxes – During the second quarter of fiscal 2022, the Company recorded a tax expense of $36 million with an effective tax rate of 24%. The operating tax rate was 27%, which reflected $2 million of non-GAAP tax adjustments. We expect our operating tax rate for fiscal 2022 to be in the range of 26% to 27%.

Outlook

Commenting on the outlook for the Company, Keohane said, “We are very pleased with the results for the first half of our fiscal year, and we feel good about the underlying demand and the strength of our businesses. While there is still uncertainty around the geopolitical environment and pandemic-related restrictions, we believe we are well positioned to deliver record adjusted earnings per share for the fiscal year. Given the year-to-date results and our expectations for the second half of fiscal 2022, we are increasing our adjusted earnings per share outlook for the fiscal year by $0.30 at the midpoint to a new range of $5.80 to $6.20.”

Keohane continued, “I am excited about the strong fundamentals of our businesses and the performance momentum we have demonstrated as we execute against our Creating for Tomorrow strategy. Our ability to deliver exceptional results in both segments reflects the strength of our portfolio, the agility and strong execution of our teams and the value customers place on Cabot’s product offerings. Looking forward, I believe these factors and our growth investments position us well for fiscal 2022 and the coming years.”

Earnings Call

The Company will host a conference call with industry analysts at 8:00 a.m. Eastern time on Tuesday, May 3, 2022. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, inkjet colorants, masterbatches and conductive compounds, fumed silica, and aerogel. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com. The Company encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This earnings release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to our expectations for our performance in fiscal year 2022, including our expectations for adjusted earnings per share and the strength of demand, discretionary free cash flow and the return of capital to shareholders and pricing, the factors that we expect will impact our results of operations, and our expected operating tax rate for fiscal 2022 are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, disruption to our operations from the COVID-19 pandemic, competition from other specialty chemical companies; safety, health and environmental requirements or liabilities; volatility in the price of energy and raw materials; a significant adverse change in a customer relationship; failure to achieve growth expectations from new products, new applications and technology developments; unanticipated delays in, or increased cost of site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations or global health matters; and fluctuations in foreign currency exchange and interest rates. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2021, filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Use of Non-GAAP Financial Measures

To supplement Cabot’s consolidated financial statements presented on a generally accepted accounting principle (“GAAP”) basis, the preceding discussion of our results and the accompanying financial tables report Adjusted EPS, Total Segment EBIT, Total Segment EBITDA, Adjusted EBITDA, our operating tax rate, Free Cash Flow and Discretionary Free Cash Flow, all of which are non-GAAP financial measures. These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP, and the definitions of these measures may not be comparable to those used by other companies. Reconciliations of Adjusted EPS to net income (loss) per share attributable to Cabot Corporation, the most directly comparable GAAP financial measure, Total Segment EBIT, Total Segment EBITDA, and Adjusted EBITDA to income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, the most directly comparable GAAP financial measure of each such non-GAAP measure, operating tax rate to effective tax rate, the most directly comparable GAAP financial measure and Free Cash Flow and Discretionary Free Cash Flow to Cash flow from operating activities, the most directly comparable GAAP financial measure, are provided in the tables titled “Cabot Corporation Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate” and “Cabot Corporation Reconciliation of Non-GAAP Financial Measures.”

Management believes these non-GAAP measures provide investors with greater transparency to the information used by Cabot management in its financial and operational decision-making, allow investors to see Cabot’s results through the eyes of management, and better enable Cabot’s investors to understand Cabot’s operating performance and financial condition.

Adjusted EPS. In calculating Adjusted EPS, we exclude from our net income (loss) attributable to Cabot Corporation items of expense and income that management does not consider representative of the Company’s business operations. Accordingly, reporting earnings on an adjusted basis supplements the GAAP measure of performance and provides additional information related to the underlying performance of the business. For example, certain of the items we exclude are items that we are required by GAAP to recognize in one period that relate to activities extending over several periods or relate to single events that management considers to be unusual and infrequent, although not necessarily non-recurring. We refer to these items as “certain items.” Management believes excluding these items facilitates operating performance comparisons from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis and evaluates the Company’s operating performance without the impact of these costs or benefits. Management also uses Adjusted EPS as a key measure in evaluating management performance for incentive compensation purposes.

The items of income and expense that we exclude from our calculations of Adjusted EPS but that are included in our GAAP net income (loss) per share, as applicable in a particular reporting period, include, but are not limited to, the following:

  Asset impairment charges, which primarily include charges associated with an impairment of goodwill, other long-lived assets or assets held for sale.
  Charges related to the divestiture of our Purification Solutions business, which include accelerated costs associated with the change in control and employee incentive compensation.
  Legal and environmental reserves and matters, which consist of costs or benefits for matters typically related to former businesses or that are otherwise incurred outside of the ordinary course of business.
  Global restructuring activities, which include costs or benefits associated with cost reduction initiatives or plant closures and are primarily related to (i) employee termination costs, (ii) asset impairment charges associated with restructuring actions, (iii) costs to close facilities, including environmental costs and contract termination penalties, and (iv) gains realized on the sale of land or equipment associated with restructured plants or locations.
  Acquisition and integration-related charges, which include transaction costs, redundant costs incurred during the period of integration, and costs associated with transitioning certain management and business processes to Cabot’s processes.
  Indirect tax settlement credits, which includes favorable settlements resulting in the recoveries of indirect taxes.
  Gains (losses) on sale of a business.
  Employee benefit plan settlements, which consist of either charges or benefits associated with the termination of a pension plan or the transfer of a pension plan to a multi-employer plan.
  Gain associated with the bargain purchase of a business.

Cabot does not provide an expected GAAP EPS range or reconciliation of the Adjusted EPS range with an expected GAAP EPS range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

Total Segment EBIT. Total segment EBIT reflects the sum of EBIT from our two reportable segments. In calculating Total segment EBIT we exclude from our income (loss) from continuing operations before income taxes and equity in earnings of affiliated companies, certain items and items that, because they are not controlled by the business segments and primarily benefit corporate objectives, are not allocated to our business segments, such as interest expense and other corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Total Segment EBITDA. Total Segment EBITDA is equal to Total Segment EBIT (as defined above), but further adjusted for depreciation and amortization.

Adjusted EBITDA. Adjusted EBITDA reflects Total Segment EBITDA and is further adjusted for unallocated corporate costs, which include unallocated corporate overhead expenses such as certain corporate salaries and headquarter expenses, plus costs related to corporate projects and initiatives.

Free Cash Flow. To calculate “Free Cash Flow” we deduct Additions to property, plant and equipment from cash flow from operating activities.

Discretionary Free Cash Flow. To calculate “Discretionary Free Cash Flow” we deduct sustaining and compliance capital expenditures and changes in Net Working Capital from cash flow from operating activities.

Operating Tax Rate. Our “operating tax rate” is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes. Management believes that this non-GAAP financial measure is useful supplemental information because it helps our investors compare our tax rate year to year on a consistent basis and to understand what our tax rate on current operations would be without the impact of these items.

Cabot does not provide a forward-looking reconciliation of the operating tax rate range with an effective tax rate range because, without unreasonable effort, we are unable to predict with reasonable certainty the matters we would allocate to “certain items,” including unusual gains and losses, costs associated with future restructurings, acquisition-related expenses and litigation outcomes. These items are uncertain, depend on various factors, and could have a material impact on the effective tax rate in future periods.

Explanation of Terms Used

Product Mix. The term “product mix” refers to the mix of types and grade of products sold or the mix of geographic regions where products are sold, and the positive or negative impact this has on the revenue or profitability of the business or segment.

Net Working Capital. The term “net working capital” includes accounts receivable, inventory and accounts payable and accrued expenses.

Second Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2022	2021	2022	2021

Net sales and other operating revenues	$1,092	$842	$2,060	$1,588
Cost of sales	860	628	1,630	1,181
Gross profit	232	214	430	407
Selling and administrative expenses	74	71	145	132
Research and technical expenses	14	15	27	29
Loss on sale of business and asset impairment charge	7	—	204	—
Gain on bargain purchase of a business	(24)	—	(24)	—
Income (loss) from operations	161	128	78	246
Other income (expense)
Interest and dividend income	4	2	7	4
Interest expense	(11)	(13)	(23)	(25)
Other income (expense)	(7)	1	(8)	(8)
Total other income (expense)	(14)	(10)	(24)	(29)
Income (loss) before income taxes and equity in
earnings of affiliated companies	147	118	54	217
(Provision) benefit for income taxes	(36)	(34)	(24)	(63)
Equity in earnings of affiliated companies, net of tax	3	1	4	1
Net income (loss)	114	85	34	155
Net income (loss) attributable to noncontrolling interests	7	10	16	20
Net income (loss) attributable to Cabot Corporation	$107	$75	$18	$135

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation	$1.84	$1.30	$0.30	$2.36

Diluted weighted average common shares outstanding	57.1	56.7	56.9	56.7

Second Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION SUMMARY RESULTS BY SEGMENT

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2022	2021	2022	2021

Sales
Reinforcement Materials	$627	$434	$1,168	$809
Performance Chemicals	360	294	662	561
Performance Additives	266	203	493	387
Formulated Solutions	94	91	169	174
Purification Solutions	36	63	97	122
Segment sales	1,023	791	1,927	1,492
Unallocated and other (A)	69	51	133	96
Net sales and other operating revenues	$1,092	$842	$2,060	$1,588

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$101	$89	$186	$177
Performance Chemicals	70	58	122	112
Purification Solutions	—	2	—	—
Total Segment Earnings Before Interest and Taxes	171	149	308	289

Unallocated and Other
Interest expense	(11)	(13)	(23)	(25)
Certain items (C)	7	(1)	(197)	(12)
Unallocated corporate costs	(16)	(16)	(30)	(29)
General unallocated income (expense) (D)	(1)	—	—	(5)
Less: Equity in earnings of affiliated companies	3	1	4	1
Income (loss) before income taxes and equity in
earnings of affiliated companies	147	118	54	217
(Provision) benefit for income taxes (including tax certain items)	(36)	(34)	(24)	(63)
Equity in earnings of affiliated companies	3	1	4	1
Net income (loss)	114	85	34	155
Net income (loss) attributable to noncontrolling interests	7	10	16	20
Net income (loss) attributable to Cabot Corporation	$107	$75	$18	$135

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation	$1.84	$1.30	$0.30	$2.36

Adjusted earnings (loss) per share (E)	$1.69	$1.38	$3.00	$2.56

Diluted weighted average common shares outstanding	57.1	56.7	56.9	56.7
(A)	Unallocated and other reflects royalties, by-product revenue, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, and discounting charges for certain Notes receivable.

(B)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C)	Details of Certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

(D)	General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, the impact of including the full operating results of a contractual joint venture in Purification Solutions Segment EBIT and unrealized holding gains (losses) for equity securities.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

Second Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31,	September 30,
Dollars in millions (unaudited)	2022	2021

Current assets:
Cash and cash equivalents	$215	$168
Accounts and notes receivable, net of reserve for doubtful accounts of $3 and $4	791	645
Inventories:
Raw materials	193	168
Finished goods	386	300
Other	54	55
Total inventories	633	523
Prepaid expenses and other current assets	139	89
Total current assets	1,778	1,425

Property, plant and equipment, net	1,291	1,376

Goodwill	141	140
Equity affiliates	16	40
Intangible assets, net	70	100
Deferred income taxes	63	53
Other assets	165	172
Total assets	$3,524	$3,306

Second Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31,	September 30,
Dollars in millions, except share and per share amounts (unaudited)	2022	2021

Current liabilities:
Short-term borrowings	$253	$72
Accounts payable and accrued liabilities	737	667
Income taxes payable	44	35
Current portion of long-term debt	373	373
Total current liabilities	1,407	1,147

Long-term debt	711	717
Deferred income taxes	73	73
Other liabilities	267	279

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value, Issued and Outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value, Issued: 56,571,822 and 56,870,237 shares Outstanding: 56,431,554 and 56,726,818 shares	57	57

Less cost of 140,268 and 143,419 shares of common treasury stock	(4)	(4)
Additional paid-in capital	4	24
Retained earnings	1,135	1,159
Accumulated other comprehensive income (loss)	(274)	(289)
Total Cabot Corporation stockholders' equity	918	947
Noncontrolling interests	148	143
Total stockholders' equity	1,066	1,090
Total liabilities and stockholders' equity	$3,524	$3,306

Second Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION QUARTERLY RESULTS BY SEGMENT

	Fiscal 2021					Fiscal 2022
Dollars in millions,
except per share amounts (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY	Dec. Q	Mar. Q	June Q	Sept. Q	FY

Sales
Reinforcement Materials	$375	$434	$479	$493	$1,781	$541	$627	$ ―	$ ―	$1,168
Performance Chemicals	267	294	303	284	1,148	302	360	—	—	662
Performance Additives	184	203	208	201	796	227	266	—	—	493
Formulated Solutions	83	91	95	83	352	75	94	—	—	169
Purification Solutions	59	63	69	66	257	61	36	—	—	97
Segment sales	701	791	851	843	3,186	904	1,023	—	—	1,927
Unallocated and other (A)	45	51	66	61	223	64	69	—	—	133

Net sales and other operating revenues	$746	$842	$917	$904	$3,409	$968	$1,092	$ ―	$ ―	$2,060

Segment Earnings Before Interest and Taxes (B)
Reinforcement Materials	$88	$89	$85	$67	$329	$85	$101	$ ―	$ ―	$186
Performance Chemicals	54	58	54	45	211	52	70	—	—	122
Purification Solutions	(2)	2	6	4	10	—	—	—	—	—
Total Segment Earnings Before Interest and Taxes	140	149	145	116	550	137	171	—	—	308

Unallocated and Other
Interest expense	(12)	(13)	(12)	(12)	(49)	(12)	(11)	—	—	(23)
Certain items (C)	(11)	(1)	5	(27)	(34)	(204)	7	—	—	(197)
Unallocated corporate costs	(13)	(16)	(14)	(15)	(58)	(14)	(16)	—	—	(30)
General unallocated income (expense) (D)	(5)	—	1	4	—	1	(1)	—	—	—
Less: Equity in earnings of affiliated companies	—	1	2	—	3	1	3	—	—	4

Income (loss) before income taxes and
equity in earnings of affiliated companies	99	118	123	66	406	(93)	147	—	—	54

(Provision) benefit for income taxes (including tax certain items)	(29)	(34)	(30)	(30)	(123)	12	(36)	—	—	(24)
Equity in earnings of affiliated companies	—	1	2	—	3	1	3	—	—	4

Net income (loss)	70	85	95	36	286	(80)	114	—	—	34

Net income (loss) attributable to noncontrolling interests	10	10	9	7	36	9	7	—	—	16

Net income (loss) attributable to Cabot Corporation	$60	$75	$86	$29	$250	$(89)	$107	$ ―	$ ―	$18

Diluted earnings (loss) per share of common stock
attributable to Cabot Corporation	$1.06	$1.30	$1.48	$0.50	$4.34	$(1.57)	$1.84	$—	$—	$0.30

Adjusted earnings (loss) per share (E)	$1.18	$1.38	$1.35	$1.11	$5.02	$1.29	$1.69	$—	$—	$3.00

Diluted weighted average common shares outstanding	56.6	56.7	57.0	56.9	56.8	56.8	57.1	—	—	56.9
(A)	Unallocated and other reflects royalties, by-product revenue, external shipping and handling fees, the impact of the corporate adjustment for unearned revenue, the removal of 100% of the sales of an equity method affiliate, and discounting charges for certain Notes receivable.

(B)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in earnings of affiliated companies, royalty income, and allocated corporate costs.

(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(D)	General unallocated income (expense) consists of gains (losses) arising from foreign currency transactions, net of other foreign currency risk management activities, Interest and dividend income, the profit or loss related to the corporate adjustment for unearned revenue, the impact of including the full operating results of a contractual joint venture in Purification Solutions Segment EBIT and unrealized holding gains (losses) for equity securities.

(E)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

Second Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Periods ended March 31	Three Months		Six Months
Dollars in millions (unaudited)	2022	2021	2022	2021

Cash Flows from Operating Activities:
Net income (loss)	$114	$85	$34	$155
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	36	38	75	77
Other non-cash charges (gains), net	(21)	22	150	35
Cash dividends received from equity affiliates	—	1	—	1
Changes in assets and liabilities:
Changes in certain working capital items (A)	(111)	(80)	(254)	(179)
Changes in other assets and liabilities, net	(8)	(1)	(44)	(3)
Cash provided by (used in) operating activities	10	65	(39)	86

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(41)	(40)	(71)	(69)
Proceeds from sale of business	79	—	79	—
Cash assumed from acquisition of business	5	—	5	—
Other investing activities, net	1	3	2	3
Cash provided by (used in) investing activities	44	(37)	15	(66)

Cash Flows from Financing Activities:
Change in debt, net	22	30	173	14
Cash dividends paid to common stockholders	(21)	(20)	(42)	(40)
Other financing activities, net	(19)	1	(46)	(1)
Cash provided by (used in) financing activities	(18)	11	85	(27)
Effect of exchange rates on cash	(1)	(36)	(16)	6
Increase (decrease) in cash, cash equivalents and restricted cash	35	3	45	(1)
Cash, cash equivalents and restricted cash at beginning of period	180	147	170	151
Cash, cash equivalents and restricted cash at end of period (B)	$215	$150	$215	$150
(A)	Includes Accounts and notes receivable, Inventories, and Accounts payable and accrued liabilities.
(B)	There was no restricted cash as of March 31, 2022. Restricted cash was $4 million as of March 31, 2021.

Second Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2022	2021	2022	2021

Certain items before and after income taxes
Gain on bargain purchase of a business	$24	$ ―	$24	$ ―
Loss on sale of business and asset impairment charge	(7)	—	(204)	—
Legal and environmental matters and reserves	(7)	—	(8)	—
Divestiture related charges	(1)	—	(5)	—
Acquisition and integration-related charges	(2)	(1)	(3)	(2)
Global restructuring activities	—	(1)	(2)	(4)
Employee benefit plan settlement and other charges	—	1	—	(5)
Other certain items	—	—	1	(1)
Total certain items, pre-tax	7	(1)	(197)	(12)

Non-GAAP tax adjustments(A)	2	(3)	44	1
Total certain items after tax	$9	$(4)	$(153)	$(11)
Total certain items after tax per share impact	$0.15	$(0.08)	$(2.70)	$(0.20)

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended March 31	Three Months		Six Months
Dollars in millions, Pre-Tax (unaudited)	2022	2021	2022	2021

Statement of Operations Line Item (B)
Gain on bargain purchase of a business	$24	$ ―	$24	$ ―
Cost of sales	(2)	(1)	(5)	(5)
Selling and administrative expenses	(7)	—	(11)	(1)
Research and technical expenses	—	(1)	—	(1)
Other income (expense)	(1)	1	(1)	(5)
Loss on sale of business and asset impairment charge	(7)	—	(204)	—
Total certain items, pre-tax	$7	$(1)	$(197)	$(12)

TABLE 3: RECONCILIATION OF EFFECTIVE TAX RATE TO OPERATING TAX RATE
Three months ended March 31	2022		2021
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate
Effective Tax Rate	$(36)	24%	$(34)	29%
Less: Non-GAAP tax adjustments(A)	2		(3)
Operating tax rate (C) (D)	$(38)	27%	$(31)	28%

Six months ended March 31	2022		2021
Dollars in millions (unaudited)	(Provision) / Benefit for Income Taxes	Rate	(Provision) / Benefit for Income Taxes	Rate
Effective Tax Rate	$(24)	44%	$(63)	29%
Less: Non-GAAP tax adjustments(A)	44		1
Operating tax rate (C) (D)	$(68)	27%	$(64)	28%

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FOR FISCAL 2022 and FISCAL 2021
	Fiscal 2022 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$(1.57)	$1.84	$—	$—	$0.30
Less: Certain items after tax per share	(2.86)	0.15	—	—	(2.70)
Adjusted earnings (loss) per share	$1.29	$1.69	$—	$—	$3.00

	Fiscal 2021 (E)
Periods ended (unaudited)	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.06	$1.30	$1.48	$0.50	$4.34
Less: Certain items after tax per share	(0.12)	(0.08)	0.13	(0.61)	(0.68)
Adjusted earnings (loss) per share	$1.18	$1.38	$1.35	$1.11	$5.02

(A)	Non-GAAP tax adjustments are made to arrive at the operating tax provision. It includes the income tax (expense) benefit on certain items, discrete tax items, and, on a quarterly basis the timing of losses in certain jurisdictions. The income tax (expense) benefit on certain items is determined using the applicable rates in the taxing jurisdictions in which the certain items occurred and includes both current and deferred income tax (expense) benefit based on the nature of the certain items. Discrete tax items include, but are not limited to, changes in valuation allowance, uncertain tax positions, and other tax items, such as the tax impact of legislative changes.

(B)	This table indicates the line items where certain items are recorded in the Consolidated Statements of Operations.
(C)	The operating tax rate is calculated based upon management's forecast of the annual operating tax rate for the fiscal year applied to adjusted pre-tax earnings. The operating tax rate excludes income tax (expense) benefit on certain items, discrete tax items and, on a quarterly basis the timing of losses in certain jurisdictions.
(D)	Our operating tax rate for fiscal 2022 is expected to be in the range of 26% to 27%.
(E)	Per share amounts are calculated after tax.

Second Quarter Earnings Announcement, Fiscal 2022

CABOT CORPORATION RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Fiscal 2022 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$(1.57)	$1.84	$—	$—	$0.30
Less: Certain items after tax per share	(2.86)	0.15	—	—	(2.70)
Adjusted earnings (loss) per share	$1.29	$1.69	$—	$—	$3.00

	Fiscal 2021 (A)
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2021
Reconciliation of Adjusted EPS to GAAP EPS
Net income (loss) per share attributable to Cabot Corporation	$1.06	$1.30	$1.48	$0.50	$4.34
Less: Certain items after tax per share	(0.12)	(0.08)	0.13	(0.61)	(0.68)
Adjusted earnings (loss) per share	$1.18	$1.38	$1.35	$1.11	$5.02

(A)	Per share amounts are calculated after tax.

Dollars in millions	Fiscal 2022
	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Reconciliation of Total Segment EBIT, Total Segment EBITDA and Adjusted EBITDA to Net Income and Segment EBITDA Margin
Net income (loss) attributable to Cabot Corporation	$(89)	$107	$ ―	$ ―	$18
Net income (loss) attributable to noncontrolling interests	9	7	—	—	16
Equity in earnings of affiliated companies, net of tax	(1)	(3)	—	—	(4)
Provision (benefit) for income taxes	(12)	36	—	—	24
Income (loss) before income taxes and equity in earnings of affiliated companies	$(93)	$147	$ ―	$ ―	$54
Interest expense	12	11	—	—	23
Certain items	204	(7)	—	—	197
Unallocated corporate costs	14	16	—	—	30
General unallocated (income) expense	(1)	1	—	—	—
Less: Equity in earnings of affiliated companies	(1)	(3)	—	—	(4)
Total Segment EBIT	$137	$171	$ ―	$ ―	$308
Depreciation and amortization	39	36	—	—	75
Adjustments to depreciation (B)	—	—	—	—	—
Total Segment EBITDA	$176	$207	$ ―	$ ―	$383
Less: Unallocated corporate costs before corporate depreciation	14	16	—	—	30
Adjusted EBITDA	$162	$191	$ ―	$ ―	$353

(B)	Adjustments to depreciation includes the addition of the depreciation expense of a contractual joint venture in Purification Solutions less accelerated depreciation expense not allocated to a business.

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Reinforcement Materials EBIT	$85	$101	$ ―	$ ―	$186
Reinforcement Materials Depreciation and amortization	18	18	—	—	36
Reinforcement Materials EBITDA	$103	$119	$ ―	$ ―	$222
Reinforcement Materials Sales	$541	$627	$ ―	$ ―	$1,168
Reinforcement Materials EBITDA Margin	19%	19%	—%	—%	19%

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Performance Chemicals EBIT	$52	$70	$ ―	$ ―	$122
Performance Chemicals Depreciation and amortization	18	18	—	—	36
Performance Chemicals EBITDA	$70	$88	$ ―	$ ―	$158
Performance Chemicals Sales	$302	$360	$ ―	$ ―	$662
Performance Chemicals EBITDA Margin	23%	24%	—%	—%	24%

Dollars in millions	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Purification Solutions EBIT	$ ―	$ ―	$ ―	$ ―	$ ―
Purification Solutions Depreciation and amortization	3	—	—	—	3
Purification Solutions EBITDA	$3	$ ―	$ ―	$ ―	$3
Purification Solutions Sales	$61	$36	$ ―	$ ―	$97
Purification Solutions EBITDA Margin	5%	—%	—%	—%	3%

Dollars in millions	Fiscal 2022
Reconciliation of Free Cash Flow and Discretionary Free Cash Flow to Cash Flow from Operating Activities	Dec. Q	Mar. Q	June Q	Sept. Q	FY 2022
Cash flow from operating activities (C)	$(49)	$10	$ ―	$ ―	$(39)
Less: Additions to property, plant and equipment	30	41	—	—	71
Free cash flow	$(79)	$(31)	$ ―	$ ―	$(110)
Plus: Additions to property, plant and equipment	30	41	—	—	71
Less: Changes in net working capital (D)	(143)	(111)	—	—	(254)
Less: Sustaining and compliance capital expenditures	22	25	—	—	47
Discretionary free cash flow	$72	$96	$ ―	$ ―	$168

(C)	As provided in the Condensed Consolidated Statements of Cash Flows.
(D)	Defined as changes in accounts receivable, inventory and accounts payable and accrued liabilities as presented on the Condensed Consolidated Statements of Cash Flows.